* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT NUMBER 16
TO THE SUPPLY AGREEMENT
BY AND BETWEEN AMGEN INC. AND INSULET CORPORATION
This Amendment Number 16 (“Amendment”), entered into effective as of August 15, 2018 (“Amendment 16 Effective Date”), by and between Amgen Inc. (“Amgen”) and Insulet Corporation (“Insulet”) amends the Agreement (defined below).
RECITALS
A.    Amgen and Insulet entered into that certain agreement titled “Supply Agreement” effective as of November 21, 2013 and identified by contract number CW2146852 pursuant to which Insulet is to, among other things, Manufacture and sell to Amgen the Customized Insulet Devices (as amended, the “Agreement”).
B.    Amgen and Insulet desire, and are willing, to amend the Agreement to include additional terms related to certain compensation after the occurrence of a [*] or [*], all as set forth herein.
NOW, THEREFORE, in consideration of the Parties respective promises, covenants, conditions and provisions contained or referenced herein, the Parties have reviewed and accepted all referenced material and any appendices, exhibits or other attachments hereto and agree to be bound by the terms and conditions set forth in the Agreement as modified herein as follows:
1.DEFINITIONS
1.1    Capitalized Terms. All capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement. In the event of a conflict between the capitalized terms defined and set forth in this Amendment and the defined terms of the Agreement, the definitions set forth in this Amendment shall control.
2.AMENDMENTS TO THE AGREEMENT
2.1    Section 2.1.1. Section 2.1.1 of the Agreement is hereby amended by replacing each reference to September 20, 2107 with June 17, 2018.
2.2    Section 2.18.3. Section 2.18.3 of the Agreement is hereby amended by replacing the first sentence with the following:
“On or before June 17, 2018, Insulet will [*]. On or before July 17, 2018, Insulet shall [*]. Thereafter, within [*] days’ after each [*], Insulet will [*]. Insulet will notify Amgen in writing of [*]
2.3    Section 3.1.2(ii)(a). Section 3.1.2(ii)(a) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
[*]
2.4    Section 3.1.2(iii). Section 3.1.2(iii) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
“(iii)    Without limiting Amgen’s rights and remedies with respect to, or prior to Insulet curing, a [*], as the case may be, the following will apply to payments to Insulet:
(a) after the occurrence of a [*], Amgen shall pay Insulet, its successors and assigns, and Insulet and its successors and assigns shall be entitled to only, an amount equal to:
(I) [*] of the Unit Price as of the day of the [*] occurrence, as the case may be;
[(II) [*]; and
(III) [*] in compliance with the terms and conditions set forth in the Agreement.
(b) after the occurrence of a [*], Amgen shall pay Insulet, its successors and assigns, and Insulet shall be entitled to only, an amount equal to [*] of the Unit Price as of the day of the [*] occurrence, in each case for each Customized Insulet Device manufactured by the Key Subcontractor, pursuant to those certain rights set forth in Section 2.18.2, that is ordered, received and not rejected by Amgen.”
2.5    Section 8.1. Section 8.1 of the Agreement is hereby amended by adding the following text to the end of Section 8.1:
“[*] means [*] Amgen will indemnify, defend and hold harmless Insulet against claims, liabilities, losses, costs and expenses (including reasonable attorneys’ fees) with respect to claims brought during the [*] by third parties for [*]. [*] Amgen’s indemnification, defense and hold harmless obligations with respect to the [*]. Notwithstanding anything to the contrary set forth in this Section 8.1, Amgen’s indemnification, defense and hold harmless obligations with respect to the [*] shall be of no force or effect if and upon either of the following occurring:
(1)    Prior to [*].
(2)    Prior to [*].”
3.CONCLUSION
This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same document, binding on the Parties notwithstanding that each of the Parties may have signed different counterparts. A facsimile transmission or PDF of this Amendment bearing a signature on behalf of a Party shall be legal and binding on such Party. Except as amended and supplemented hereby, all of the terms and conditions of the Agreement shall remain and continue in full force and effect and apply hereto. Except as amended and supplemented hereby, all of the terms and conditions of the Agreement shall remain and continue in full force and effect and apply hereto.
[Signature Page Follows]

IN WITNESS THEREOF, the authorized representatives of the Parties have executed this Amendment to the Agreement effective as of the Amendment 16 Effective Date.
Insulet Corporation	Amgen Inc.
By: /s/ Charles Alpuche	By: Venkata P. Yepuri
Date: Aug. 23, 2018 Name: Charles Alpuche Title: EVP & Chief Operations Officer	Date: 9/19/18 Name: Venkata P. Yepuri Title: Vice President / Head of Global Strategic Sourcing
Amgen Inc. By: /s/ Patricia Turney Date: Sept. 18, 2018 Name: Patricia Turney Title: Vice President, External Supply